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Enhabit Announces Preliminary Results of 2024 Annual Meeting of Stockholders
DALLAS–July 25, 2024– Enhabit, Inc. (NYSE: EHAB) (the “Company”), a leading home health and hospice provider, today announced that the preliminary vote count of its proxy solicitor indicates that its stockholders have voted to elect eight of Enhabit’s director nominees at the 2024 Annual Meeting of Stockholders:
•Jeffrey W. Bolton
•Tina L. Brown-Stevenson
•Charles M. Elson
•Erin P. Hoeflinger
•Barbara A. Jacobsmeyer
•Stuart M. McGuigan
•Gregory S. Rush
•Barry P. Schochet
Additionally, the preliminary vote count of the Company’s proxy solicitor indicates that stockholders voted to elect one nominee proposed by AREX Capital Management, LP:
•Mark W. Ohlendorf
The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Elections. Once the voting results are finalized, directors will each serve a one-year term expiring in 2025.
Final results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission.
About Enhabit Home Health & Hospice
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit's team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 256 home health locations and 112 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
Forward-Looking Statements
Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking information speaks only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from our present expectations include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, changes in the episodic versus non-episodic mix of our payors, the case mix of our patients, and payment methodologies, our ability to attract and retain key management personnel and health care professionals, potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures, our ability to successfully integrate technology in our operations, our ability to control costs, particularly labor and employee benefit costs, and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release are described in reports filed with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com and free of charge through the website maintained by the SEC at www.sec.gov. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.

Investor relations contact
Crissy Carlisle
investorrelations@ehab.com
469-860-6061
Media contact
Erin Volbeda
media@ehab.com
972-338-5141